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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 14, 2000, except for the sixth paragraph of Note 1 as to which the date is April 14, 2000, relating to the consolidated financial statements of DDi Corp., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Consolidated Financial and Other Data" in such Registration Statement.

PricewaterhouseCoopers LLP
Orange County, California

February 12, 2001